Exhibit 99.2

FIFTH AMENDMENT TO

CREDIT AGREEMENT

FIFTH AMENDMENT, dated as of June 25, 2010 (this “Amendment”), to the Credit Agreement, dated as of May 15, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), Dune Energy, Inc., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of Parent’s Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”; and together with Borrowers, each a “Loan Party” and collectively, the “Loan Parties”).

WHEREAS, the Loan Parties, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Amendments.

(i) New Definitions. Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

““Availability Reserve” means $20,000,000.”

““Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of June 25, 2010, among the Borrowers, the Guarantors, the Agent and the Lenders.”

““Fifth Amendment Effective Date” means the date on which the Fifth Amendment shall become effective in accordance with its terms.”

(ii) Borrowing Base. Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Borrowing Base” in its entirety to read as follows:

“Borrowing Base” means, as of any date of determination, the result of:

(a) 65% of the PV-10 of the Proved Developed Producing Reserves of Borrowers (i) that are subject to a Mortgage and UCC financing statements that in each case create a first priority perfected Lien in such Oil and Gas Properties in favor of Agent for the benefit of Lenders, (ii) for which Agent shall have received land records/and or title searches and abstracts of Oil and Gas Properties of such Oil and Gas Properties, the form and substance of which shall be satisfactory to Agent and (iii) for which Agent has received title opinions or updated title opinions (together with reliance letters with respect to previously issued title opinions) of such Oil and Gas Properties with respect to the Hydrocarbon Interests therein, the form and substance of which shall be satisfactory to Agent, minus

(b) the sum of (i) the Bank Product Reserve, (ii) the Payable Reserve, (iii) the Availability Reserve and (iv) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

(iii) Section 2.1 (Revolver Advances). Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time less the Payable Reserve less the Availability Reserve at such time, and (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.”

(iv) Section 5.23 (Title Work). Section 5.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“5.23 Title Work. No later than July 21, 2010, with respect to the Oil and Gas Properties of the Borrowers representing (i) 90% of the PV-10 of the Proved Reserves of Borrowers and (ii) 80% of the PV-10 of the Proved Developed Producing Reserves of Borrowers, deliver to the Agent title information, including without limitation, title searches, title abstracts, title reports, and/or title opinions or updates to title opinions (together with reliance letters with respect to previously issued title opinions) setting forth a status of title satisfactory to Agent of such Oil and Gas Properties with respect to the Hydrocarbon Interests therein.”

(v) Reserve Report. The following new Section 5.26 is hereby added to the Credit Agreement to read as follows:

“5.26 Reserve Report No later than July 15, 2010, deliver to the Agent a Reserve Report with respect to periods through March 31, 2010, prepared under the supervision of the chief engineer of each Borrower in accordance with the procedures used in the Initial Reserve Report and in form and substance satisfactory to the Agent, and together with such Reserve Report, a certificate of an Authorized Officer of each Borrower certifying that, to the best of his or her knowledge that: (i) such Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free and clear of all Liens except for Permitted Liens, (ii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require such Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefore, (iii) except as set forth on an exhibit to the certificate, none of such Borrower’s Oil and Gas Properties have been sold since the date of the Reserve Report, which exhibit shall list all of such Borrower’s Oil and Gas Properties sold and in such detail as is reasonably required by Agent, (iv) attached as an exhibit to the certificate is a list of its Oil and Gas Properties added to and deleted from the Reserve Report most recently delivered and a list of all Persons disbursing proceeds to such Borrower, as applicable, from its Oil and Gas Properties, (v) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of such Borrower evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement and UCC financing statements, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of Agent, and (vi) except as set forth and explained on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of such Borrower in any of the Oil and Gas Properties included on such Reserve Report since the date of the last certificate delivered.”

(vi) Borrowing Base Certificate. The following new Section 5.27 is hereby added to the Credit Agreement to read as follows:

“5.27 Borrowing Base Certificate No later than July 15, 2010, deliver to the Agent a Borrowing Base Certificate (excluding the Oil and Gas Properties of the Borrowers consisting of the South Florence oil and gas field), current as of the close of business on March 31, 2010, supported by schedules showing the derivation thereof and containing such detail and other information as shall be determined in Agent’s Permitted Discretion, provided that (i) the Borrowing Base set forth in the Borrowing Base Certificate shall be (A) determined on the basis of the NYMEX Strip Prices used in preparation of the report most recently delivered by Borrowers and (B) effective from and including the date such Borrowing Base Certificate is duly received by Agent but not including the date on which a subsequent Borrowing Base Certificate is received by Agent unless Agent disputes the eligibility of any Oil and Gas Property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to Borrowers and (ii) in the event of any dispute about the eligibility of any such property included in the calculation of the Borrowing Base or the valuation thereof, eligibility shall be determined in Agent’s Permitted Discretion.”

(vii) Section 6.16(a) (Financial Covenants). Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.16 Financial Covenants.

(a) Minimum EBITDA. Fail to achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$10,424,775	For the 4 month period ending May 31, 2010

$12,259,927	For the 5 month period ending June 30, 2010

$14,193,433	For the 6 month period ending July 31, 2010

$16,623,528	For the 7 month period ending August 31, 2010

$19,067,812	For the 8 month period ending September 30, 2010

$21,627,032	For the 9 month period ending October 31, 2010

$24,126,754	For the 10 month period ending November 30, 2010

$26,893,441	For the 11 month period ending December 31, 2010

$29,554,770	For the 12 month period ending January 31, 2011

$28,510,568	For the 12 month period ending February 28, 2011

(b) Minimum Net Production. Have aggregate Hydrocarbon production (with one barrel of oil equal to six Mcf of gas) for any calendar month, calculated on the last day of the calendar month indicated below, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount (Mcf)	Calendar Month

496,948	May 31, 2010

526,525	June 30, 2010

545,183	July 31, 2010

662,464	August 31, 2010

678,983	September 30, 2010

703,732	October 31, 2010

675,384	November 30, 2010

717,082	December 31, 2010

743,106	January 31, 2011

664,332	February 28, 2011

(c) Capital Expenditures. Make Capital Expenditures in any fiscal year in an amount less than or equal to, but not greater than, the amount set forth in the following table for the applicable period:

Fiscal Year 2010	Fiscal Year 2011
$20,635,000	$1,410,000

(d) Minimum Proved Developed Producing Reserve. Fail to maintain PV-10 of the Proved Developed Producing Reserves of Borrowers, measured upon receipt of each Reserve Report, of at least $70,000,000 at all times.”

(viii) Events of Default. Section 7.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.5, 5.8, 5.12, 5.14, 5.16, 5.17, 5.21, 5.22, 5.23, 5.24, 5.25, 5.26, 5.27, and 6.1 through 6.16 of this Agreement or Section 6 of the Security Agreement;”

3. Consent to Disposition. To the extent that (a) copies of all material documents and instruments to be executed and delivered by any Loan Party in connection with the Disposition of the Oil and Gas Properties of the Borrowers consisting of the South Florence oil and gas field are provided to Agent, and such documentation has not been amended and modified in any material respect since delivered to Agent, (b) Borrowers receive not less than $27,000,000 in net cash proceeds in connection with such Disposition (which net cash proceeds shall be wired directly from the purchaser of such assets to the Agent), (c) such Disposition is consummated by no later than June 30, 2010, and (d) the net cash proceeds received from such Disposition are applied to the outstanding principal amount of the Advances until paid in full, the Agent and each Lender hereby consents to the Disposition by the Borrowers of the Oil and Gas Properties of the Borrowers consisting of the South Florence oil and gas field. The consent in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “Fifth Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Fifth Amendment Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Fifth Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms (except as expressly waived herein).

(b) Execution of Amendment. The Agent and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Borrowers and each Guarantor.

(c) Amendment Fee. Borrower shall have paid to the Agent, for its sole and separate account and not the account of any Lender, an amendment fee of $500,000 in immediately available funds. Such amendment fee shall be fully earned and non-refundable on the date hereof.

(d) Other Agreements. The Agent shall have received such other agreements, instruments, approvals and other documents, each reasonably satisfactory to the Agent in from and substance, as the Agent may reasonably request.

5. Representations and Warranties. Each of the Borrowers and the Guarantors represents and warrants as follows:

(a) The execution, delivery and performance by the Borrowers or such Guarantor of this Amendment (including, without limitation, Section 5) and the performance by the Borrowers or such Guarantor of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Borrowers or such Guarantor has all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 5) and to perform the Credit Agreement, as amended hereby.

(b) This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers or such Guarantor, enforceable against the Borrowers or such Guarantor in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Fifth Amendment Effective Date as though made on and as of the Fifth Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Fifth Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms (except as expressly waived herein).

6. Release. Each of the Borrowers and the Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Lenders, the Borrowers and the Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Borrowers and the Guarantors makes the releases contained in this Section 6. In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Borrowers and the Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Borrowers or the Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Advances, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Borrowers and the Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Borrowers or the Guarantors against the Released Parties which is not released hereby. Each of the Borrowers and the Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

7. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are,

and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fifth Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders (including the Issuing Lender) under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Costs and Expenses. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e) No Waivers. Except as otherwise expressly provided herein, this Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Credit Agreement and the other Loan Documents in respect of all such Defaults or Events of Default not waived or consented to hereby, under applicable law or otherwise.

(f) Amendment as Loan Document. The Borrowers and each Guarantor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g) Governing Law. This Amendment shall be governed by the laws of the State of New York.

(h) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

DUNE ENERGY, INC., a Delaware corporation

By:	/s/ Frank T. Smith
Name:	Frank T. Smith
Title:	Senior Vice President & Chief Financial Officer

DUNE PROPERTIES, INC., a Texas corporation

By:	/s/ Frank T. Smith
Name:	Frank T. Smith
Title:	Senior Vice President, Secretary and Director

VAQUERO PARTNERS LLC, a Texas limited liability company

By:	/s/ Frank T. Smith
Name:	Frank T. Smith
Title:	Vice President, Secretary and Manager

GUARANTORS:

DUNE OPERATING COMPANY, a Texas corporation

By:	/s/ Frank T. Smith
Name:	Frank T. Smith
Title:	Senior Vice President, Secretary and Manager

DUNE GC HOLDINGS, INC., a Delaware corporation

By:	/s/ Frank T. Smith
Name:	Frank T. Smith
Title:	Senior Vice President, Secretary and Manager

AGENT AND LENDER:

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent and as a Lender

By:	/s/ Gary Forlenza
Name:	Gary Forlenza
Title:	VP